EXHIBIT 10.9

ELEMENT SOLUTIONS INC
AMENDED AND RESTATED
2013 INCENTIVE COMPENSATION PLAN
_____________________________
FORM OF
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS ELEMENT SOLUTIONS INC PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”) is made and entered into as of _______________ (the “Grant Date”), between Element Solutions Inc, a Delaware corporation (the “Company”), and _______________ (the “Recipient”).
Recitals
WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that it is in the best interests of the Company to recognize the Recipient’s performance and to provide an incentive to the Recipient to remain with the Company and/or its Related Entities by making this grant of performance-based Restricted Stock Units (“PRSUs”) representing hypothetical shares of the Company’s common stock (the “Common Stock”), in accordance with the terms of this Agreement; and
WHEREAS, the PRSUs are granted pursuant to the Company’s Amended and Restated 2013 Incentive Compensation Plan, as the same may be amended and/or restated from time to time (the “Plan”), which is incorporated herein for all purposes.
NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
Agreement
1.Grant of PRSUs. Subject to the terms and conditions of this Agreement and the Plan, the Committee hereby grants to the Recipient a performance-based Restricted Stock Unit award (the “PRSU Award”) for a target number of ________________ PRSUs (the “Target PRSU Amount”). The number of PRSUs actually awarded to Recipient will be determined based on the achievement of an adjusted earnings per share (“EPS”) performance level (the “EPS Target”) and of an organic adjusted earnings before interest, taxes, depreciation and amortization compound annual growth rate (“EBITDA CAGR”) performance level (the “EBITDA CAGR Target” and, together with the EPS Target, the “Performance Targets” and each, a “Performance Target”) as set forth in Section 2 below at the end of the performance period commencing on _______________ and ending on _______________ (the “Performance Period”). Each PRSU will be equal in value to one Share of the Common Stock of the Company.
2. Vesting of PRSUs. Subject to the conditions contained herein and in the Plan, the PRSUs shall vest, and the restrictions on such PRSUs shall lapse, if at all, when the Board or the Committee certifies achievement of the applicable Performance Targets, but in any event no later than March 1 of the year immediately following the end of the Performance Period (the “Vesting Date”), as provided below. The total number of PRSUs actually awarded to Recipient shall be determined as follows: ____ percent (____%) shall be based on the EPS Target at the end of the Performance Period and ____ percent (____ %) shall be based on EBITDA CAGR Target at the end of the Performance Period; with each Performance Target calculated as set forth in Exhibit A attached hereto. The Committee shall determine EPS and EBITDA CAGR in its sole discretion and no PRSUs shall vest, and the restrictions on such PRSUs shall not lapse, until the Committee certifies the applicable Performance Targets set forth herein.
(a) PRSUs Based on EPS Target. At the end of the Performance Period, the Recipient shall earn, and become vested in, the PRSUs, if any, based on the EPS of the Company for the fiscal year ending ________________, taking into account the EPS Modifier (as defined below). The total number of PRSUs that shall vest based on the achievement of EPS Target, subject to the Committee’s certification of the Company’s achievement of the EPS Target, shall equal the product of (i) _____ percent (___ %) multiplied by (ii) the Target PRSU Amount multiplied by (iii) the EPS Modifier (rounding down to the nearest whole share), as determined and approved by the Committee (the “EPS PRSU Amount”).
(A) EPS Modifier. Following the completion of the Performance Period, the EPS PRSU Amount will be adjusted by the EPS Modifier as set forth below (the “EPS Modifier”):
•If the Company achieves EPS for the fiscal year ending _______________ of less than the threshold level as noted on Exhibit A, then the EPS Modifier will be equal to _____.
•If the Company achieves EPS for the fiscal year ending _______________ of between the threshold and target levels as noted on Exhibit A, then the EPS Modifier will be _____ to _____ (linearly interpolated).
•If the Company achieves EPS for the fiscal year ending _______________ of between the target and stretch levels as noted on Exhibit A, then the EPS Modifier will be _____ to _____ (linearly interpolated).
•If the Company achieves EPS for the fiscal year ending _______________ of equal to or greater than the “stretch” level as noted on Exhibit A, then the EPS Modifier will be equal to _____ .
In no event will the EPS Modifier be greater than _____ .
(b) PRSUs Based on EBITDA CAGR. At the end of the Performance Period, the Recipient shall earn, and become vested in, the PRSUs, if any, based on the EBITDA CAGR of the Company over the Performance Period, taking into account the EBITDA CAGR Modifier (as defined below). The total number of PRSUs that shall vest based on the achievement of EBITDA CAGR Target, subject to the Committee’s certification of the Company’s achievement of EBITDA CAGR, shall equal the product of (i) _____ percent (___%) multiplied by (ii) the Target PRSU Amount multiplied by (iii) the EBITDA CAGR Modifier (rounding down to the nearest whole share), as determined and approved by the Committee (the “EBITDA CAGR PRSU Amount,” and together with the EPS PRSU Amount, the “Actual PRSU Amount”) in accordance with the performance goals set forth on Exhibit A attached hereto.
(A) EBITDA CAGR Modifier. Following the completion of the Performance Period, the EBITDA CAGR PRSU Amount will be adjusted by the EBITDA CAGR Modifier as set forth below (the “EBITDA CAGR Modifier”):
•If the Company achieves EBITDA CAGR of less than the threshold level as noted on Exhibit A, then the EBITDA CAGR Modifier will be equal to _____.
•If the Company achieves EBITDA CAGR of between the threshold and target levels as noted on Exhibit A, then the EBITDA CAGR Modifier will be _____ to _____ (linearly interpolated).
•If the Company achieves EBITDA CAGR of between the target and stretch levels as noted on Exhibit A, then the EBITDA CAGR Modifier will be _____ to _____ (linearly interpolated).
•If the Company achieves EBITDA CAGR of equal to or greater than the “stretch” level as noted on Exhibit A, then the EBITDA CAGR Modifier will be equal to _____.
In no event will the EBITDA CAGR Modifier be greater than _____.

3. Payout of PRSU Award. If the Committee determines that the applicable Performance Targets been met and certifies the extent to which the applicable Performance Targets have been met, and the terms and conditions set forth in this Agreement are fulfilled, then the Recipient’s Actual PRSU Amount as determined under Sections 2, 8 or 9, as applicable, shall no longer be restricted and Shares will be transferred to the Recipient, net of applicable income and employment tax withholdings, no later than 15 days after the Vesting Date, but in any event no later than March 15 of the year immediately following the end of the Performance Period.
4. Transferability. The PRSUs awarded hereunder are not transferable otherwise than by will or under the applicable laws of descent and distribution, and the terms of this Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of the Recipient. Any attempt to effect a Transfer of any PRSUs shall be void ab initio. For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.
5. Custody of PRSUs. The PRSUs subject hereto shall be held in a restricted book entry account in the name of the Recipient. Upon achievement of the Performance Targets, Shares issued pursuant to Section 3 above shall be released into an unrestricted book entry account; provided, however, that a portion of such Shares may be surrendered in payment of taxes in accordance with Section 10 below, unless the Company, in its sole discretion, establishes alternative procedures for the payment of such taxes.
6. Hypothetical Nature of PRSUs; Dividends and Dividend Equivalents. Except as otherwise provided in this Agreement, the Recipient shall not have any rights, benefits, or entitlements with respect to the Shares corresponding to the PRSUs (including voting rights) unless and until those Shares are delivered to the Recipient; provided, however, that the Recipient shall have the right to receive dividends, if any, as may be declared on the Shares corresponding to the PRSUs from time to time from the Grant Date until the Shares are delivered to the Recipient; and provided further, however, that any such rights shall be subject to the terms, provisions, conditions and restrictions set forth in this Agreement and the Plan. Notwithstanding any provision to the contrary herein, any dividends declared with respect to Shares corresponding to the PRSUs subject to this Agreement (or otherwise underlying a Dividend Equivalent) shall be deferred, accrued and held by the Committee, without interest or reinvestment (unless the Committee shall otherwise determine), until such time as the PRSUs to which such dividends are attributed shall become vested and the Shares are delivered to the Recipient. Any cash or other property accrued or issued as a dividend with respect to Shares corresponding to the PRSUs (or otherwise underlying a Dividend Equivalent) shall be subject to restrictions and risk of forfeiture to the same extent as the PRSUs with respect to which such cash or other property have been accrued or issued. In the event such PRSUs are forfeited, any Dividend Equivalents or dividends attributable to the Shares corresponding to the PRSUs shall be forfeited as well. On or after delivery, the Recipient shall have, with respect to the Shares delivered, all of the rights of a holder of Shares granted pursuant to the certificate of incorporation and other governing instruments of the Company, or as otherwise available at law.
7. Termination of Continuous Service. Except as set forth in Section 8 below, if the Recipient’s Continuous Service is terminated for any reason prior to the Vesting Date, then any and all PRSUs granted hereunder shall be forfeited immediately upon such termination of Continuous Service and revert back to the Company without any payment to the holder thereof. The Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the forfeiture of PRSUs pursuant to this Section 7.
8. Change in Control. Subject to the next succeeding sentence, in the event of a Change in Control of the Company prior to the Vesting Date and prior to the termination of the Recipient’s Continuous Service with the Company and its Related Entities, if this Agreement and the PRSUs granted hereunder are not assumed or substituted by the purchaser in the Change in Control transaction, then the PRSUs shall become immediately vested at the performance levels certified by the Committee. For the avoidance of doubt, in the event the PRSUs shall become vested pursuant to this Section 8, such vesting shall occur and Shares will be transferred to the Recipient no later than 60 days after the Change in Control of the Company occurs, net of applicable income and employment tax withholdings.

9. Section 409A. Payments made pursuant to the Plan and this Agreement are intended to comply with or qualify for an exemption from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that all PRSU Awards are made in a manner that complies with Section 409A (including, without limitation, the avoidance of penalties thereunder), provided, however, that the Company makes no representations that the PRSU Awards will be exempt from any penalties that may apply under Section 409A and makes no undertaking to preclude Section 409A from applying to this PRSU Award.
Notwithstanding anything to the contrary in this Agreement or the Plan, if the Recipient is a “Specified Employee” (as defined below) then the delivery of Shares otherwise required to be made under this Agreement on account of the termination of the Recipient’s Continuous Service shall be made within thirty (30) days after the sixth (6th) month anniversary of the date of the termination of the Recipient’s Continuous Service or, if earlier, the date of the Recipient’s death if such deferral is required to comply with Section 409A of the Code. For purposes of this Agreement, a “Specified Employee” shall mean any individual who, at the time of his or her separation from Continuous Service with the Company and its Related Entities, is a “key employee”, within the meaning of Section 416(i) of the Code, of the Company or any Related Entity, so long as the stock of the Company is publicly traded on an established securities market or otherwise as of the date of separation.
For purposes of applying the provisions of Section 409A to this Agreement, each separately identified amount to which the Recipient is entitled under this Agreement shall be treated as a separate payment. In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments.
10.     Taxes.
(a) The Recipient shall be liable for any and all taxes, including withholding taxes and fringe benefit tax or such other taxes that the Recipient’s employer (the “Employer”) is legally allowed or permitted to recover from the Recipient, arising out of this grant, the issuance of Shares, or the payment of any cash or other property accrued or issued as a dividend with respect to such Shares hereunder. In the event that the Company or the Employer is liable for taxes that are legally permitted to be recovered from the Recipient or is required to withhold taxes as a result of the grant of PRSUs or the issuance or subsequent sale of Shares acquired pursuant to such PRSUs, the Recipient shall surrender a sufficient number of whole Shares, make a cash payment or make adequate arrangements satisfactory to the Company and/or the Employer to withhold such taxes from the Recipient’s wages or other cash compensation paid to the Recipient by the Company and/or the Employer at the election of the Company, in its sole discretion, or, if permissible under local law, the Company may sell or arrange for the sale of Shares that Recipient acquires as necessary to cover all applicable required withholding taxes, taxes that are legally recoverable from the Recipient (such as fringe benefit tax) and required social security contributions at the time the Shares subject to the PRSUs are issued. The Recipient will receive a cash refund for any fraction of a surrendered Share or Shares in excess of any required withholding taxes, taxes that are legally recoverable from the Recipient (such as fringe benefit tax), and required social security contributions. To the extent that any surrender of Shares or payment of cash or alternative procedure for such payment is insufficient, the Recipient authorizes the Company, the Employer, and the Related Entities, which are qualified to deduct tax at source, to deduct from the Recipient’s compensation all applicable required withholding taxes, taxes that are legally recoverable from the Recipient (such as fringe benefit tax) and social security contributions. The Recipient agrees to pay any amounts that cannot be satisfied from wages or other cash compensation, to the extent permitted by law.
(b) In accepting the PRSU Award, the Recipient consents and agrees that in the event the PRSU Award becomes subject to an employer tax that is legally permitted to be recovered from the Recipient, as may be determined by the Company and/or the Employer at their sole discretion, and whether or not the Recipient’s Continuous Service is continuing at the time such tax becomes recoverable, the Recipient will assume any liability for any such taxes that may be payable by the Company and/or the Employer in connection with the PRSU Award. Further, by accepting the PRSU Award, the Recipient agrees that the Company and/or the Employer may collect any such taxes from the Recipient by any of the means set forth in this Section 11. The Recipient further agrees to execute any other consents or elections required to accomplish the above, promptly upon request of the Company.

11.     Acknowledgment and Waiver. By accepting this grant of PRSUs, the Recipient acknowledges and agrees that: (i) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Agreement; (ii) the grant of PRSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of Shares or PRSUs, or benefits in lieu of Shares or PRSUs, even if Shares or PRSUs have been granted repeatedly in the past; (iii) all decisions with respect to future grants, if any, will be at the sole discretion of the Company; (iv) the Recipient’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Recipient’s employment relationship at any time with or without Cause, and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law; (v) the Recipient is participating voluntarily in the Plan; (vi) PRSUs, PRSU grants and resulting benefits are an extraordinary item that is outside the scope of the Recipient’s employment or service contract, if any; (vii) PRSUs, PRSU grants and resulting benefits are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments insofar as permitted by law; (viii) this grant of PRSUs will not be interpreted to form an employment contract with the Company, the Employer or any Related Entity; (ix) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (x) in consideration of this PRSU Award, no claim or entitlement to compensation or damages shall arise from termination of this grant of PRSUs or diminution in value of this PRSU Award resulting from termination of the Recipient’s Continuous Service (for any reason whatsoever and whether or not in breach of local labor laws) and the Recipient irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Agreement, the Recipient shall be deemed irrevocably to have waived any entitlement to pursue such claim; (xi) notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of the Recipient’s employment (whether or not in breach of local labor laws), the Recipient’s right to receive benefits under this Agreement after termination of Continuous Service, if any, will be measured by the date of termination of the Recipient’s active Continuous Service and will not be extended by any notice period mandated under local law; (xii) the Committee shall have the exclusive discretion to determine when the Recipient is no longer actively in the Continuous Service of the Company and its Related Entities for purposes of this PRSU Award; and (xiii) if the Company’s earnings per share is below the EPS Target as set forth in this Agreement, no PRSUs will be awarded and no Shares will be issued to the Recipient.
12.    Clawback of Benefits. The Company may (i) cause the cancellation of the PRSUs, (ii) require reimbursement of any benefit conferred under the PRSUs to the Recipient or Beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”). In addition, the Recipient may be required to repay to the Company certain previously paid compensation, whether provided under the Plan or an award agreement or otherwise, in accordance with any Clawback Policy. By accepting this PRSU Award, the Recipient agrees to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and further agrees that all of the Recipient’s award agreements (and/or awards issued under the Prior Plan) may be unilaterally amended by the Company, without the Recipient’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.
13. Miscellaneous.
(a)The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.
(b)Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Recipient at his or her address then on file with the Company and its Related Entities.

(c)The Plan is incorporated herein by reference. The Plan and this Agreement, together with each annual supplement hereto, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company, its Related Entities and the Recipient with respect to the subject matter hereof, and may not be modified adversely to the Recipient’s interest except by means of a writing signed by the Company and the Recipient. Notwithstanding the foregoing, nothing in the Plan or this Agreement shall affect the validity or interpretation of any duly authorized written agreement between the Company and the Recipient under which an Award properly granted under and pursuant to the Plan serves as any part of the consideration furnished to the Recipient, including without limitation, any agreement that imposes restrictions during or after employment regarding confidential information and proprietary developments. This Agreement is governed by the laws of the state of Delaware.
(d)Neither this Agreement nor the grant of the PRSUs hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Recipient or any other person. The PRSUs subject to this Agreement represent only the Company’s unfunded and unsecured promise to issue Shares to the Recipient in the future. To the extent that the Recipient or any other person acquires a right to receive payments from the Company pursuant to this Agreement, that right shall be no greater than the right of any unsecured general creditor of the Company.
(e)If the Recipient has received this or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.
(f)The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
(g)Any capitalized terms not defined herein shall have the same meaning they have in the Plan.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the _____ day of _____.
COMPANY:
ELEMENT SOLUTIONS INC
By:

Name:
Title:

The Recipient acknowledges receipt of a copy of the Plan and represents that he or she has reviewed the provisions of the Plan and this Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts this RSU award subject to all of the terms and provisions of the Plan and the Agreement. The Recipient further represents that he or she has had an opportunity to obtain the advice of counsel prior to executing this Agreement.

Dated: _____________________	RECIPIENT:

______________________________________________
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